Convertible Loan Agreement

This Convertible Loan Agreement (this "Agreement") is entered into on December 4, 2025, in Wuhan, China ("China", for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region of China, the Macao Special Administrative Region of China, and Taiwan) by and among the following parties:

1.Hubei DreamSmart Group Co., Ltd. ("DreamSmart Hubei" or the "Borrower"), a limited liability company established and existing under the laws of China;

2.DREAMSMART TECHNOLOGY PTE. LTD. ("DreamSmart Singapore"), a private company limited by shares established and existing under the laws of Singapore;

3.ECARX (Hubei) Tech Co., Ltd. ("ECARX Hubei" or the "Lender"), a limited liability company established and existing under the laws of China;

4.ECARX Holdings Inc. ("ECARX Cayman"), an exempted company with limited liability established and existing under the laws of the Cayman Islands.

In this Agreement, each of the above parties shall be referred to individually as a "Party" and collectively as the "Parties".

Whereas:

1.Subject to the terms and conditions of this Agreement, the Lender intends to provide the Borrower with a convertible loan in the principal amount of RMB 300 million (the "Convertible Loan"). The proceeds shall be used for the daily business operations of DreamSmart Hubei and its affiliated group companies. In connection therewith, the Lender intends to obtain a right to subscribe for and hold a specific number of shares in DreamSmart Singapore through ECARX Cayman, with an amount not exceeding the equivalent value of the principal and interest of the Convertible Loan actually disbursed by the Lender to the Borrower under this Agreement. The Borrower and DreamSmart Singapore also agree to the aforementioned arrangement.

2.DreamSmart Singapore indirectly holds 100% of the equity interest in DreamSmart Hubei. ECARX Cayman is a company listed on the NASDAQ in the United States and indirectly holds 100% of the equity interest in ECARX Hubei.

Now, Therefore, in order to define the rights and obligations of the Parties hereto regarding the arrangement of the Convertible Loan, the Parties hereby agree as follows:

1Convertible Loan

1.1Total Amount of Convertible Loan

Subject to the terms and conditions of this Agreement, the Lender agrees to provide the Borrower with convertible loan in the total amount of RMB 300 million (the "Total Amount of Convertible Loan").

1.2Disbursement of Convertible Loan

Provided that all conditions precedent set forth in Section 1.5 of this Agreement are fully satisfied (or waived in writing by the Lender in advance), the lender shall pay the total amount of the Convertible Loan to the borrower in a lump sum within ten (10) working days after the signing of this agreement.

The Borrower designates the following bank account as the account for receiving the Convertible Loan under this Agreement:

Account Name: Hubei DreamSmart Group Co., Ltd.

Depositary Bank: Industrial Bank Co., Ltd. Wuhan Hanyang branch

Account Number: 416190100100455128

If DreamSmart Hubei intends to change the receiving account, it shall notify ECARX Hubei in writing at least three (3) business days prior to the receipt of any disbursement notice issued by ECARX Hubei; otherwise, DreamSmart Hubei shall bear any adverse consequences arising therefrom.

The date on which ECARX Hubei actually disburses the Convertible Loan shall be the "Disbursement Date".

1.3Use of Proceeds

The Borrower shall use the proceeds from the Convertible Loan for the daily business operations of DreamSmart Hubei and its affiliated group companies. Unless the Lender provides prior written consent otherwise, the Borrower shall not use the Convertible Loan for any other purpose.

1.4Interest on the Convertible Loan

Subject to the repayment arrangements set forth in Section 1.6, interest on the Convertible Loan shall be calculated at an annual interest rate, which is equal to the average of the five-year Loan Prime Rate (LPR) and the one-year Loan Prime Rate (LPR) published by the National Interbank Funding Center on the date of the loan disbursement (including such date), plus 45 basis points (one basis point being 0.01%). This interest rate shall be adjusted annually during the term of the Convertible Loan, with the new rate taking effect from the day following each anniversary of the first interest date. Interest shall be calculated on the principal amount from and including the Disbursement Date to and including the maturity date, calculated on the basis of a 365-day year and the actual number of days elapsed.

(a)With respect to the Convertible Loan, if the Borrower fails to pay the due interest and/or principal in full on any interest payment date (as defined below) and/or the maturity date, the Borrower shall, in addition to repaying the due interest and/or principal in accordance with Section 1.4(a) and Section 1.6, pay a late payment fee to the Lender calculated daily from the day following the relevant interest payment date and/or maturity date. This fee shall be accrued at a rate of 0.02% (2 basis points) per day on the overdue amount of interest and/or principal (the "Overdue Amount"), until the Borrower has fully repaid all Overdue Amounts and the corresponding late payment fees.

1.5Conditions Precedent to Disbursement of the Convertible Loan

The Lender's obligation to disburse the Convertible Loan is subject to the fulfillment of the following conditions:

(a)The representations and warranties made by DreamSmart Hubei and DreamSmart Singapore in Section 2 of this Agreement are true, accurate, and not misleading as of the date of this Agreement and as of the Disbursement Date of the Convertible Loan;

(b)This Agreement has been duly executed by all Parties and has become effective;

(c)All Parties have obtained all necessary internal approvals for the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder;

(d)As of or prior to the disbursement of the Convertible Loan by the Lender, no event has occurred that has a material adverse effect on the existence, business, assets, intellectual property, or financial condition of DreamSmart Hubei or DreamSmart Singapore (including any of their subsidiaries and affiliates);

(e)There is no existing, pending, or, to the knowledge of the Parties, threatened claim by or before any governmental authority against any Party that seeks to restrict or would materially adversely affect the conditions of the transactions contemplated by this Agreement, or that would render the completion of the transactions contemplated herein impossible or unlawful.

1.6Term and Repayment of Convertible Loan

(a)Unless otherwise agreed in this Agreement, the term for the Convertible Loan disbursed by the Lender under this Agreement shall commence on the Disbursement Date of the Convertible Loan and end on the earlier of the following dates (the "Maturity Date"): (a) the date falling thirty-six (36) months after the Disbursement Date; or (b) the tenth (10th) business day after the date on which the Lender issues an acceleration notice to the Borrower in accordance with Section 1.7.

(b)Unless otherwise provided in Section 1.8 of this Agreement, for the Convertible Loan, the Borrower shall (i) repay all accrued but unpaid interest to the Lender on each six-month anniversary of the Disbursement Date (each such date being an "Interest Payment Date"); and (ii) repay the entire principal amount, together with all accrued but unpaid interest thereon up to the Maturity Date, to the Lender in a lump sum on the Maturity Date.

(c)The Borrower shall not prepay all or part of the principal or interest of the Convertible Loan without the prior written consent of the Lender.

1.7Events of Acceleration

Prior to the maturity of the Convertible Loan, upon the occurrence of any of the following events, the Lender shall have the right, by issuing a written notice to the Borrower (an "Acceleration Notice"), to declare the Convertible Loan immediately due and payable, requiring the Borrower to repay the principal and interest in accordance with this Agreement:

(a)The Borrower uses the Convertible Loan for purposes not specified in this Agreement;

(b)DreamSmart Hubei or DreamSmart Singapore engages in criminal activities or is involved in criminal acts, or there is an occurrence or existence of a material integrity issue, material breach of contract, or inability to perform obligations under a final and non-appealable judicial judgment or ruling against DreamSmart Hubei or DreamSmart Singapore;

(c)DreamSmart Hubei or DreamSmart Singapore breaches any provision of this Agreement (including where the representations and warranties made by them in this Agreement are untrue, inaccurate, or misleading), and fails to remedy such breach to the satisfaction of the Lender within thirty (30) business days after receiving notice from the Lender;

(d)A change of control occurs in DreamSmart Hubei or DreamSmart Singapore;

(e)The occurrence of an event that has a material adverse effect on: (i) the existence, business, assets, intellectual property, or financial condition of DreamSmart Hubei or DreamSmart Singapore; (ii) the ability of DreamSmart Hubei or DreamSmart Singapore to perform its obligations under this Agreement; or (iii) the validity or enforceability of this Agreement, or the rights or remedies of the Lender hereunder, and such material adverse effect is not eliminated to the satisfaction of the Lender within thirty (30) business days after receiving notice from the Lender.

1.8Conversion Arrangement

(a)At any time prior to the maturity date of the Convertible Loan actually disbursed under this Agreement, ECARX Hubei shall have the right (but not the obligation), though ECARX Cayman to convert (i) all or part of the principal amount of the Convertible Loan; or (ii) all or part of the principal amount of the Convertible Loan, together with the corresponding accrued but unpaid interest thereon (collectively, the "Conversion Amount"), into shares of DreamSmart Singapore ("Conversion").

(i)If, prior to the Conversion, DreamSmart Singapore conducts a new round of equity financing ("New Financing"; for the avoidance of doubt, if there are multiple rounds, it refers to the first round of equity financing immediately following the Disbursement Date of the Convertible Loan), the Conversion Amount shall be converted into shares of DreamSmart Singapore of the same class and with identical rights and preferences as those issued in such New Financing, based on the same valuation as such New Financing.

(ii)If, prior to the Conversion, DreamSmart Singapore has not conducted any New Financing, the Conversion Amount shall be converted into shares of DreamSmart Singapore at a price to be separately agreed upon by the Parties at such time. The class and rights and preferences of such DreamSmart Singapore shares shall be separately confirmed by the Parties through negotiation at that time.

(b)If the Lender elects to convert the Convertible Loan into shares of DreamSmart Singapore in accordance with the above, both the Borrower and DreamSmart Singapore shall actively cooperate and promptly execute the corresponding offshore transaction documents to effect the Conversion. The Borrower shall, within ten (10) business days after the corresponding offshore transaction documents become effective and all conditions precedent for closing specified therein have been satisfied or waived by the Lender and/or ECARX Cayman (subject to the specific terms of the offshore transaction documents at that time), repay the Conversion Amount to ECARX Hubei. ECARX Cayman shall, within ten (10) business days after the Borrower completes the aforementioned repayment of the Conversion Amount, pay a US Dollar amount equivalent to such Conversion Amount (calculated using the then-prevailing exchange rate) to a bank account designated by DreamSmart Singapore as consideration for subscribing to a specific number of shares. DreamSmart Singapore shall issue the corresponding number of shares to ECARX Cayman in accordance with this Agreement and the offshore transaction documents, and shall cooperate to complete the registration and filing procedures related to ECARX Cayman's holding of the respective shares as stipulated in the offshore transaction documents.

(c)If ECARX Hubei elects to effect a Conversion for the Convertible Loan pursuant to this Section 1.8, and there remains any unconverted principal and/or interest after deducting the Conversion Amount, the Borrower shall still be obligated to repay such remaining unconverted principal and/or interest of the Convertible Loan in cash in accordance with Section 1.6.

2Representations and Warranties

DreamSmart Singapore and DreamSmart Hubei hereby make the following representations and warranties to ECARX Hubei and ECARX Cayman, jointly and severally:

(a)Each of DreamSmart Singapore and DreamSmart Hubei has full legal capacity and civil capacity for rights. Each has taken all necessary corporate actions, and has obtained all required consents and approvals from relevant third parties, to duly execute and perform this Agreement and to consummate the proposed transactions contemplated herein.

(b)This Agreement, upon execution by DreamSmart Singapore and DreamSmart Hubei, will constitute their legal, valid, and binding obligations, enforceable against them in accordance with its terms.

(c)The execution, delivery, and performance of this Agreement by DreamSmart Singapore and DreamSmart Hubei do not and will not violate any applicable laws and regulations, any approvals or consents from competent governmental authorities, any court judgments or orders, their constitutional documents, or any other contracts or legal instruments binding upon them.

(d)Each of DreamSmart Singapore and DreamSmart Hubei is solvent and able to pay its debts as they fall due, is not insolvent, and there exists no situation of cessation of business, bankruptcy, reorganization, liquidation, or similar proceedings initiated by DreamSmart Singapore or DreamSmart Hubei, or initiated by any person against DreamSmart Singapore or DreamSmart Hubei.

(e)All information provided by DreamSmart Singapore and DreamSmart Hubei to ECARX Hubei and ECARX Cayman for the purposes of this Agreement is true, complete, accurate, and effective, without any material omission or misstatement.

3Miscellaneous Provisions

3.1Confidentiality. The existence of this Agreement, any of its contents, and all communications between the Parties regarding matters hereunder constitute confidential information ("Confidential Information"). Unless required by law or any regulatory authority to be disclosed or used, no Party shall disclose any Confidential Information to any third party, or announce, disclose, or disseminate this Agreement in any manner, without the prior written consent of the other Parties. This clause shall remain effective regardless of the termination of this Agreement for any reason.

3.2Default. If a Party fails to perform its obligations under this Agreement, or any representation or warranty made by it herein is untrue, inaccurate, or misleading, it shall constitute a breach of this Agreement (such Party being the "Defaulting Party"). The Defaulting Party shall indemnify the Non-defaulting Party for all losses, damages, liabilities, claims, and reasonable costs and expenses (including but not limited to litigation costs, attorney fees, notarization fees, enforcement costs, etc.) arising from such breach.

3.3Governing Law and Dispute Resolution. The formation, validity, performance, interpretation, and dispute resolution of this Agreement shall be governed by the laws of China. Any dispute arising from or in connection with this Agreement shall first be resolved by the Parties through friendly negotiations. If no resolution is reached within thirty (30) days from the date one Party notifies the other Parties of the dispute, the dispute (including any dispute concerning the validity or existence of this Agreement) shall be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in Wuhan in accordance with the CIETAC arbitration rules in effect at the time of applying for arbitration. The arbitral tribunal shall be composed of three (3) arbitrators. The arbitral award shall be final and binding upon the Parties and may be enforced in accordance with its terms. If the losing party fails to comply with the award, the prevailing party may apply to a court with jurisdiction for enforcement. The arbitration costs (including reasonable attorney's fees) shall be borne by the losing party or as determined by the arbitral tribunal. If a party initiates legal proceedings to enforce an arbitral award, the losing party shall bear all costs, expenses, and reasonable attorney's fees incurred. During the arbitration process, the remaining parts of this Agreement, other than the part under dispute, shall continue to be performed.

3.4Effectiveness. This Agreement shall become effective upon its proper execution by all Parties as of the date first written above. This Agreement may be amended or supplemented upon the mutual agreement of the Parties. Any amendment or supplement to this Agreement must be made in writing and shall become effective upon formal execution by all Parties. Such amendments and supplements shall form an integral part of this Agreement.

3.5Entire Agreement. This Agreement and its appendices constitute the entire agreement between the Parties with respect to the subject matter herein and supersede any prior agreements, letters of intent, memoranda of understanding, representations, or other undertakings (whether written or oral, including any form of communication) regarding this investment. This Agreement (including any amendments or modifications thereto) contains the sole and entire agreement of the Parties regarding the matters contemplated herein.

3.6Non-transferability. No Party may assign any rights and/or obligations under this Agreement to any third party without the prior written consent of the other Parties.

3.7Severability. If any provision of this Agreement is or becomes invalid or unenforceable due to applicable laws, government permits, or rulings or judgments of an arbitration institution or court, such provision shall be deemed deleted without affecting the validity of the remaining provisions of this Agreement. The Parties shall negotiate in good faith to amend this Agreement to replace the invalid or unenforceable provision with a valid and enforceable one that achieves, to the greatest extent possible, the original intent and economic effect of the deleted provision.

3.8Waiver. No failure or delay by a Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege.

3.9Costs. Each Party shall bear its own costs and expenses (including taxes, if any) incurred in connection with the transactions contemplated under this Agreement.

3.10Counterparts. This Agreement is executed in four (4) originals, with each Party holding one (1) original. All originals shall have the same legal effect. Executed counterparts transmitted by facsimile or electronic document transmission shall be deemed originals.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
Hubei DreamSmart Group Co., Ltd.
By:
    Name:
    Title:

DREAMSMART TECHNOLOGY PTE. LTD.
By:
    Name:
    Title:

ECARX (Hubei) Tech Co., Ltd.
By:
    Name:
    Title:

ECARX Holdings Inc.
By:
    Name:
    Title: